Exhibit 107

Calculation of Filing Fee Tables

Form F-1

E I L Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	ordinary shares, par value US$0.0001 per share(2)	Rule 457(o)	–	$–	$10,000,000.00	0.0001476	$1,476.00
		Underwriters’ Warrant(3)	Rule 457(g)	-	-	-		-
		Ordinary shares underlying Underwriters’ Warrant(4)	Rule 457(g)	-	$–	$600,000.00	0.0001476	$88.56

	Total Offering Amounts					$10,600,000.00	0.0001476	$1,564.56
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$1,564.56

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)	Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.

(3)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Ordinary Shares underlying the Representative’s Warrants are registered hereby, no separate registration fee is required with respect to the Representative’s Warrants registered hereby.

(4)	Represents Ordinary Shares underlying one or more warrants (the “Representative’s Warrants”) issuable to the representative of the several underwriters to purchase up to an aggregate of 5% of the Ordinary Shares sold in the offering at an exercise price of 120% of the public offering price per share. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months from the effective date of the registration statement for this offering.